Exhibit 23.9

Consent of Independent Registered Public Accounting Firm

The Board of Managers

Philadelphia Energy Solutions LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

August 16, 2016